EXHIBIT 99.1

News Release
TranSwitch Corporation Announces
Fourth Quarter 2010 Financial Results

SHELTON, CT – February 8, 2011 – TranSwitch Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for the converging voice, data and video network, today announced financial results for the fourth quarter ended December 31, 2010.

Net revenues for the fourth quarter of 2010 were approximately $10.1 million, as compared to net revenues of $12.8 million for the third quarter of 2010 and $12.1 million for the fourth quarter of 2009.  GAAP net loss for the fourth quarter of 2010 was ($1.8) million, or ($0.08) per basic and diluted common share as compared to a net loss of ($1.8) million, or ($0.08) per basic and diluted common share, during the third quarter of 2010 and a net loss of ($12.7) million, or ($0.64) per basic and diluted common share during the fourth quarter of 2009.

The GAAP gross margin for the fourth quarter was 64%. This is compared to the Company's GAAP gross margin of 56% for the third quarter of 2010, and 53% for the fourth quarter of 2009.

Total non-GAAP operating expenses for the fourth quarter of fiscal 2010 were $7.3 million, as compared to $6.6 million in the third quarter of fiscal 2010 and $8.6 million in the fourth quarter of 2009. Total GAAP operating expenses for the fourth quarter of fiscal 2010 were $8.0 million which included expenses of $0.4 million in amortization of purchase price intangibles and $0.7 million in stock-based compensation along with a benefit of $0.4 million from the reversal of accrued royalties.

Non-GAAP operating loss for the fourth quarter of fiscal 2010 was ($0.9) million, compared to non-GAAP operating income of $0.6 million for the third quarter of fiscal 2010 and a non-GAAP operating loss of ($2.1) million for the fourth quarter of 2009.  On a GAAP basis, the operating loss for the fourth quarter of fiscal 2010 was ($1.6) million, compared to an operating loss of ($0.4) million for the third quarter of fiscal 2010 and an operating loss of ($12.6) million for the fourth quarter of 2009.

Non-GAAP net loss for the fourth quarter was ($1.1) million, or ($0.05) per share compared with a non-GAAP net loss of ($0.8) million, or ($0.04) per share, for the third quarter of 2010 and a non-GAAP net loss of ($2.2) million, or ($0.11) per share, for the fourth quarter of 2009.  The non-GAAP net loss for the fourth quarter of 2010 excluded expenses of $0.4 million in amortization of purchase price intangibles and $0.7 million in stock-based compensation along with a benefit of $0.4 million from the reversal of accrued royalties.

Further information about non-GAAP measures and reconciliation to the GAAP results is provided after the financial statements attached to this release.

In addition, TranSwitch also announced that it is planning a restructuring including a workforce reduction to be implemented and concluded during the first quarter of 2011.  The actions are meant to continue to further reshape the company consistent with its increased focus on video and voice-over-IP. TranSwitch expects that these restructuring actions will result in annual savings of approximately $2 million, and that these savings will begin to be recognized in the second quarter of 2011. In connection with the restructuring, TranSwitch expects to incur pre-tax restructuring charges of approximately $500,000.  The Company expects these charges to be recorded in the first quarter of 2011.

“We continue steadfast on our path to reposition the company toward the high growth markets of video and voice-over-IP which represent more than a billion dollar addressable market,” said Dr. Ali Khatibzadeh, President and Chief Executive Officer of TranSwitch Corporation.  “We are on track to introduce the first of our new HDMI and DisplayPort video interconnect products by the second quarter of 2011.  These products leverage our differentiators in high-speed video interconnect technology and are expected to create an important new growth engine for the company.”

"In terms of our financial performance, revenue and non-GAAP operating income came in-line within the range of guidance provided in October while we exceeded our gross margin target,” continued Dr. Khatibzadeh.  “While we continue to operate in a slow telecommunications infrastructure market due to inventory correction in the near term, we anticipate demand recovery as we move beyond the current quarter.”

Additional details on TranSwitch’s fourth quarter 2010 financial results will be discussed during a conference call regarding this announcement today at 5:30 pm Eastern time. To listen to the live call, investors can dial 719-325-4760 and reference confirmation code: 6601266. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through February 17, 2011.  To access the replay, dial 719-457-0820 and enter confirmation code: 6601266.  Investors can also access an audio webcast which will be broadcast through Vcall’s Investor Calendar at www.investorcalendar.com or the Company’s website at www.transwitch.com. This audio webcast will also be available on a replay basis for 10 business days.

About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, with many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2008 registered company. For more information, visit www.transwitch.com.

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results, involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with acquiring new businesses; the risk of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch's products and products developed by TranSwitch's customers; risks relating to TranSwitch's indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis and for non-GAAP measures that are forward-looking is provided herein on a qualitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude expenses related to stock-based compensation, amortization of intangible assets, the effects of special charges such as asset impairments, restructuring charges and benefits and gain on extinguishment of debt. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

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The Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses, amortization of intangible assets, the effects of special charges such as asset impairments and restructuring charges and benefits and gain on extinguishment of debt provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company’s operating results and underlying operational trends.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. Please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

For more information contact:

Robert A. Bosi
Chief Financial Officer
Phone: 203.929.8810 ext. 2465

Ted Chung
Vice President Business Development
Phone: 203.929.8810 ext. 2004

TranSwitch Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except for per share amounts)

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009
Net revenues:
Product revenues	$6,865	$11,017	$10,656	$41,703	$50,709
Service revenues	3,229	1,828	1,488	8,119	5,398
Total net revenues	10,094	12,845	12,144	49,822	56,107

Cost of revenues:
Cost of product revenues	2,492	4,941	4,680	17,992	21,393
Provision for excess and obsolete inventories	116	96	228	773	678
Cost of service revenues	1,057	673	745	3,259	2,552
Total cost of revenues	3,665	5,710	5,653	22,024	24,623
Gross profit	6,429	7,135	6,491	27,798	31,484

Operating expenses:
Research and development	4,572	3,714	4,848	15,994	19,132
Marketing and sales	2,114	1,938	2,297	7,784	10,413
General and administrative	1,768	1,881	2,266	7,479	8,038
Restructuring (benefit) charge and asset impairments	—	(4)	(184)	398	(6,257)
Impairment of goodwill	—	—	10,075	—	10,075
Reversal of accrued royalties	(418)	—	(197)	(418)	(197)
Total operating expenses	8,036	7,529	19,105	31,237	41,204
Operating loss (Note 1)	(1,607)	(394)	(12,614)	(3,439)	(9,720)

Other income (expense):
Impairment of investments in non-publicly traded companies	—	—	—	—	(31)
Other income (expense)	325	(869)	(68)	426	(750)
Interest income (expense):
Interest income	30	17	15	84	122
Interest expense	(157)	(173)	(180)	(704)	(787)
Interest expense, net	(127)	(156)	(165)	(620)	(665)
Total other income (expense), net	198	(1,025)	(233)	(194)	(1,446)

Loss before income taxes	(1,409)	(1,419)	(12,847)	(3,633)	(11,166)
Income tax expense (benefit)	419	392	(117)	976	365
Net loss	$(1,828)	$(1,811)	$(12,730)	$(4,609)	$(11,531)

Basic and diluted net loss per common share:	$(0.08)	$(0.08)	$(0.64)	$(0.21)	$(0.58)
Basic and diluted average common shares outstanding	23,428	23,326	20,009	22,162	19,938

Note 1: Stock-based compensation expense included in cost of revenues and operating expenses is as follows:
Cost of revenues	$39	$34	$14	$111	$46
Research and development	270	195	213	877	732
Marketing and sales	147	101	29	384	135
General and administrative	308	251	143	986	392
Total	$764	$581	$399	$2,358	$1,305

TranSwitch Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	December 31, 2010	December 31, 2009

ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$7,835	$5,075
Accounts receivable, net	7,907	11,667
Inventories	2,555	4,183
Prepaid expenses and other current assets	2,089	2,299
Total current assets	20,386	23,224

Property and equipment, net	1,239	1,268
Goodwill	14,144	14,144
Other assets	10,049	14,320
Total assets	$45,818	$52,956

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$14,120	$19,151
Restructuring liabilities, current portion	891	1,775
5.45% Convertible Notes, current portion	3,758	5,004

Total current liabilities	18,769	25,930

Restructuring liabilities	10,317	10,593
5.45% Convertible Notes	—	3,758

Total liabilities	29,086	40,281

Total stockholders’ equity	16,732	12,675

Total liabilities and stockholders’ equity	$45,818	$52,956

TRANSWITCH CORPORATION
Supplemental Reconciliation of GAAP Results to Non-GAAP
(Unaudited)
(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009

GAAP gross profit	$6,429	$7,135	$6,491	$27,798	$31,484
Add:
Inventory write-up acquired	-	-	-	-	269
Stock-based compensation	39	34	14	111	46
Non-GAAP gross profit	$6,468	$7,169	$6,505	$27,909	$31,799

GAAP gross margin	63.7%	55.5%	53.5%	55.8%	56.1%
Inventory write-up acquired	0.0%	0.0%	0.0%	0.0%	0.5%
Stock-based compensation	0.4%	0.3%	0.1%	0.2%	0.1%
Non-GAAP gross margin	64.1%	55.8%	53.6%	56.0%	56.7%

GAAP research and development expenses	$4,572	$3,714	$4,848	$15,994	$19,132
Less:
Amortization of purchase accounting intangibles	114	113	114	454	460
Stock-based compensation	270	195	213	877	732
Non-GAAP research and development expenses	$4,188	$3,406	$4,521	$14,663	$17,940

GAAP selling, general, and administrative expenses	$3,882	$3,819	$4,563	$15,263	$18,451
Less:
Amortization of purchase accounting intangibles	282	283	283	1,131	1,156
Stock-based compensation	455	352	172	1,370	527
Non-GAAP selling, general, and administrative expenses	$3,145	$3,184	$4,108	$12,762	$16,768

GAAP operating expenses	$8,036	$7,529	$19,105	$31,237	$41,204
Less:
Amortization of purchase accounting intangibles	396	396	397	1,585	1,616
Stock-based compensation	725	547	385	2,247	1,259
Reversal of accrued royalties	(418)	-	(197)	(418)	(197)
Impairment of goodwill	-	-	10,075	-	10,075
Restructuring (benefits) charges	-	(4)	(184)	398	(6,257)
Non-GAAP operating expenses	$7,333	$6,590	$8,629	$27,425	$34,708
Non-GAAP operating (loss) income	$(865)	$579	$(2,124)	$484	$(2,909)

GAAP net loss	$(1,828)	$(1,811)	$(12,730)	$(4,609)	$(11,531)
Add:
Amortization of purchase accounting intangibles	396	396	397	1,585	1,616
Stock-based compensation	764	581	399	2,358	1,305
Inventory write-up acquired	-	-	-	-	269
Reversal of accrued royalties	(418)	-	(197)	(418)	(197)
Impairment of goodwill	-	-	10,075	-	10,075
Restructuring charges (benefits)	-	(4)	(184)	398	(6,257)
Non-GAAP net loss	$(1,086)	$(838)	$(2,240)	$(686)	$(4,720)

Non-GAAP basic net loss per share	$(0.05)	$(0.04)	$(0.11)	$(0.03)	$(0.24)
Basic shares used to calculate non-GAAP net loss per share	23,428	23,326	20,009	22,162	19,938